UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 23, 2009 (March 20, 2009)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2009, Overstock.com, Inc. (the “Company”) entered into a Termination of Lease Agreement (the “Lease Termination”) with Landmark Building One, LLC (“Landmark”).  The Lease Termination ends the February 16, 2006 lease for an approximately 207,900 square foot warehouse facility, located approximately at 5500 West, 1300 South, Salt Lake City, Utah.  The Lease Termination is part of the Company’s consolidation of warehouse operations into its facility, located at 4800 West 1862 South, Salt Lake City, Utah (“New Warehouse”).  The New Warehouse is under common ownership with the facility covered by the Lease Termination and is a part of the staged implementation of the lease of the New Warehouse.  The Company did not incur any early termination penalties in connection with the Lease Termination.

Reference is hereby made to the terms of the Lease Termination, a copy of which is filed herewith as Exhibit 10.1, for additional information regarding the terms of the Lease Agreement.

Item 1.02	Termination of a Material Definitive Agreement

Reference is hereby made to the information set forth under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.	10.1	Lease Termination Agreement

				dated March 20, 2009

Certain statements contained in this Form 8-K include statements that are “forward-looking statements,” including, without limitation, statements about the company’s consolidation of warehouse facilities.  There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen Chesnut
Stephen Chesnut
Senior Vice President, Finance
Date: March 23, 2009